Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President, Finance and Treasurer
February 17, 2017

Thank you, Keith. Good morning everyone. Welcome to the Trinity Industries’ fourth quarter 2016 results conference call. I am Gail Peck, Vice President, Finance and Treasurer of Trinity. Thank you for joining us today.

Similar to the format we have used on our recent earnings call, we will begin with an update on the Highway Products litigation matter. We will then follow with our normal quarterly earnings conference call format.

Today’s speakers are:
•Theis Rice, Senior Vice President and Chief Legal Officer;
•Tim Wallace our Chairman, Chief Executive Officer and President;
•Bill McWhirter, Senior Vice President and Group President of the Construction Products, Energy Equipment, and Inland Barge Groups;
•Steve Menzies, Senior Vice President and Group President of the Rail and Railcar Leasing Groups; and
•James Perry, our Senior Vice President and Chief Financial Officer

Following their comments, we will then move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer, is also in the room with us today. I will now turn the call over to Theis Rice.

Theis
Tim
Bill
Steve
James
Q&A Session

Thank you, Keith. Before we conclude today's conference call, I’d like to take a minute and discuss some changes we are making in our Investor Relations program. I'm pleased to announce that Jessica Greiner will be assuming the role of Executive Director, Corporate Strategic Planning, assisting both Tim and James, and Preston Bass, who has been with Trinity for the past six years in various finance roles, will be our new Director of Investor Relations. Over the next few months, Preston will be taking on more of the lead role in our Investor Relations program while Jessica will be available to assist in the transition. For the last five years, Jessica has done a fantastic job in her role and will bring valuable insights to our strategic planning process.

And now for some housekeeping items….

A replay of today’s call will be available after one o'clock eastern standard time through midnight on February 24, 2017. The access number is (402) 220-0868. Also the replay will be available on the website located at www.trin.net.

We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.